Exhibit 99.1
Lennox International Reports Fourth Quarter and Full Year Results
•	4Q10 adjusted EPS from continuing operations of $0.55 vs. $0.58 in 4Q09
•	4Q10 GAAP EPS from continuing operations of $0.51 vs. $0.17 in 4Q09
•	2010 adjusted EPS from continuing operations of $2.40, up 36%
•	2010 GAAP EPS from continuing operations of $2.10, up 93%
•	Reiterate 2011 adjusted EPS from continuing operations guidance of $2.80-$3.10
DALLAS, February 3, 2011 — Lennox International Inc. (NYSE: LII) today reported fourth quarter and full year 2010 results.
For the fourth quarter, revenue was $762 million, up 4% from the prior-year quarter. Foreign exchange was neutral to revenue. Total segment profit margin was 6.4%, down from 7.1% in the prior-year quarter primarily due to higher commodity costs. Diluted earnings per share from continuing operations on an adjusted basis was $0.55 compared to $0.58 in the prior-year quarter. Diluted earnings per share from continuing operations on a GAAP basis was $0.51 compared to $0.17 in the fourth quarter a year ago.
For the full year, revenue was $3.1 billion, up 9% from the prior year, including a positive 2 point impact from foreign exchange. Total segment profit margin was up 120 basis points to 7.0%. Diluted earnings per share from continuing operations on an adjusted basis, was $2.40, up 36% from $1.77 in the prior year. Diluted earnings per share from continuing operations on a GAAP basis was $2.10, up 93% from $1.09 in the prior year.
“Each of our businesses returned to growth in 2010, and overall company revenue was up 9% for the full year,” said Todd Bluedorn, CEO of Lennox International. “Our strong focus on profitability led to a 120 basis point expansion of total segment margin for the year and 36% growth in adjusted EPS. In the fourth quarter, revenue growth was led by our Residential business, up 9% despite the tougher comparison against the fourth quarter a year ago. As expected overall for the company, fourth quarter results were impacted by higher commodity costs. For 2011, we now expect $40-45 million of commodity headwind, with the year-over-year comparison more difficult in the first half. As previously announced, we have taken pricing actions for 2011 and remain confident in offsetting commodity headwind on a full-year basis. Looking at 2011 overall, we expect end market conditions to continue to show improvement, and we reiterate our guidance range for organic revenue growth of 5-8% and adjusted EPS growth of 17-29% for the full year.”

FOURTH QUARTER 2010 FINANCIAL HIGHLIGHTS
Revenue: Revenue for the fourth quarter was $762 million, up 4% from the prior year. Foreign exchange was neutral to revenue.
Gross Profit: On a GAAP basis, gross profit in the fourth quarter increased 8% to $220 million, and gross margin increased 110 basis points from 27.8% to 28.9%. On an adjusted basis, excluding an $18 million special charge in the fourth quarter of 2009, gross profit declined 1%, and gross margin declined 140 basis points from 30.3% to 28.9%, primarily due to increased commodity costs.
Income from Continuing Operations: For the fourth quarter, adjusted income from continuing operations was $30 million, or $0.55 diluted earnings per share, compared to $33 million, or $0.58 diluted earnings per share from continuing operations in the prior-year quarter. On a GAAP basis, fourth quarter 2010 income from continuing operations was $28 million, or $0.51 diluted earnings per share, compared to $10 million, or $0.17 diluted earnings per share, in the prior-year quarter.
Adjusted income from continuing operations for the fourth quarter of 2010 excludes net after-tax charges of $2.4 million, which are derived from:
•	$2.8 million charge for acquisition expenses
•	$0.2 million income related to restructuring activities
•	$0.2 million net gain for the net change in unrealized gains on open future contracts, and other items
FULL YEAR 2010 FINANCIAL HIGHLIGHTS
Revenue: For the full year, revenue was $3.1 billion, up 9% from the prior year. At constant currency, revenue was up 7%.
Gross Profit: On a GAAP basis, gross profit for the full year increased 13% to $892 million, and gross margin increased 110 basis points from 27.7% to 28.8%. On an adjusted basis, excluding an $18 million special charge in the fourth quarter of 2009, gross profit increased 11%, and gross margin increased 50 basis points from 28.3% to 28.8%. Gross margin increased primarily due to improved price/mix, productivity initiatives, and sourcing savings, with offsets from higher commodity costs and freight and distribution expenses.

Income from Continuing Operations: Adjusted income from continuing operations for 2010 was $134 million, or $2.40 diluted earnings per share, compared to $100 million, or $1.77 diluted earnings per share in the prior year. On a GAAP basis, income from continuing operations for 2010 was $117 million, or $2.10 diluted earnings per share, compared to $62 million, or $1.09 diluted earnings per share in the prior year.
Adjusted income from continuing operations for 2010 excludes net after-tax charges of $16.7 million, which are derived from:
•	$10.0 million charge for restructuring activities
•	$4.2 million special legal contingency charge
•	$3.0 million charge for acquisition expenses
•	$0.5 million net gain for the net change in unrealized gains on open future contracts, and other items
Free Cash Flow and Total Debt: Cash generated from operations for the year was $186 million. The company invested $46 million in capital assets, resulting in free cash flow of $140 million. Total debt as of December 31, 2010 was $319 million. Total cash and cash equivalents were $160 million ending the year.
BUSINESS SEGMENT FINANCIAL HIGHLIGHTS
Residential Heating and Cooling
•	4Q10 revenue of $349 million, up 9% from $321 million in the prior-year quarter; up 8% at constant currency
•	4Q10 segment profit of $34 million, down 12% from $38 million in 4Q09
•	4Q10 segment profit margin of 9.6%, down 230 basis points from 11.9% in 4Q09
•	2010 revenue of $1,417 million, up 10% from $1,293 million in 2009; up 9% at constant currency
•	2010 segment profit of $132 million, up 18% from $112 million in 2009
•	2010 profit margin of 9.3%, up 70 basis points from 8.6% in 2009
Fourth quarter results were positively impacted by higher volume and favorable price/mix, with offsets from higher commodity costs and selling expenses. Full year results were positively impacted by higher volume, sourcing savings, and productivity initiatives, with offsets from higher commodity costs and selling expenses.

Commercial Heating and Cooling
•	4Q10 revenue of $148 million, up 2% from $146 million in the prior-year quarter; up 4% at constant currency
•	4Q10 segment profit of $13 million, up 20% from $11 million in 4Q09
•	4Q10 segment profit margin of 8.8%, up 130 basis points from 7.5% in 4Q09
•	2010 revenue of $620 million, up 4% from $595 million in 2009; up 5% at constant currency
•	2010 segment profit of $69 million, up 41% from $49 million in 2009
•	2010 segment profit margin of 11.2%, up 290 basis points from 8.3% in 2009
Fourth quarter results were positively impacted by favorable price/mix, sourcing savings, and productivity initiatives, with offsets from higher commodity costs and selling expenses. Full year results were positively impacted by volume, favorable price/mix, sourcing savings, and productivity initiatives, with offsets from higher commodity costs, selling expenses, and freight and distribution.
Service Experts
•	4Q10 revenue of $145 million, down 1% from $146 million in the prior-year quarter; down 2% at constant currency
•	4Q10 segment profit of $5 million, down 28% from $7 million in 4Q09
•	4Q10 segment profit margin of 3.5%, down 130 basis points from 4.8% in 4Q09
•	2010 revenue of $590 million, up 10% from $535 million in 2009; up 8% at constant currency
•	2010 segment profit of $19 million, up 16% from $17 million in 2009
•	2010 segment profit margin of 3.3%, up 20 basis points from 3.1% in 2009
Fourth quarter results were negatively impacted by volume with an offset from lower SG&A expenses. Full year results were positively impacted by volume, with an offset from higher SG&A expenses.

Refrigeration
•	4Q10 revenue of $139 million, down 3% from $143 million in the prior-year quarter; down 5% at constant currency
•	4Q10 segment profit of $14 million, down 13% from $16 million in 4Q09
•	4Q10 segment profit margin of 10.0%, down 120 basis points from 11.2% in 4Q09
•	2010 revenue of $551 million, up 7% from $513 million in 2009; up 2% at constant currency
•	2010 segment profit of $61 million, up 26% from $49 million in 2009
•	2010 segment profit margin of 11.1%, up 160 basis points from 9.5% in 2009
Fourth quarter results were negatively impacted by lower volume and higher commodity costs, with offsets from favorable price/mix, sourcing savings, and productivity initiatives. Adjusting for the strategic exit of the third party coil business in Australia, fourth quarter revenue was up slightly. Full year results for Refrigeration were positively impacted by volume, favorable price/mix, sourcing savings, and productivity initiatives, with offsets from higher commodity costs, selling expenses, and the strategic exit of the third party coil business in Australia.
2011 FULL YEAR OUTLOOK
The company reiterates its 2011 revenue and EPS guidance originally provided on December 15, 2010:
•	Organic revenue growth of 5-8%, including 1 point of positive foreign exchange impact; an additional 6 points of growth from the acquisition of Kysor/Warren, closed on January 14, 2011, resulting in total revenue growth guidance of 11-14% for 2011.
•	Adjusted EPS from continuing operations of $2.80 to $3.10, up 17-29%
•	GAAP EPS from continuing operations of $2.75 to $3.05, up 31-45%
•	Tax rate of approximately 35%

CONFERENCE CALL INFORMATION
A conference call to discuss the company’s fourth quarter and full year 2010 results will be held this morning at 8:30 a.m. Central time. To listen, please call the conference call line at 612-288-0340 at least 10 minutes prior to the scheduled start time and use reservation number 187891. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
A replay will be available from 11:00 a.m. Central time on February 3 through February 10, 2011, by dialing 800-475-6701 (U.S.) or 320-365-3844 (International) and using access code 187891. This call will also be archived on the company’s web site.
Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.
The statements in this news release that are not historical statements, including statements regarding expected financial results for 2011, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are beyond LII’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, the impact of unfavorable weather, and a decline in new construction activity in the demand for products and services. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009

NET SALES	$762.0	$733.5	$3,096.4	$2,847.5
COST OF GOODS SOLD	542.0	529.7	2,204.6	2,059.4

Gross profit	220.0	203.8	891.8	788.1
OPERATING EXPENSES:
Selling, general and administrative expenses	172.7	171.1	685.7	644.9
Losses (gains) and other expenses, net	3.9	(4.4)	10.2	(6.6)
Restructuring charges	0.6	14.1	15.6	41.5
Impairment of assets	—	6.4	—	6.4
Income from equity method investments	(1.2)	(1.7)	(10.1)	(7.3)

Operational income from continuing operations	44.0	18.3	190.4	109.2
INTEREST EXPENSE, net	3.7	2.1	12.8	8.2
OTHER EXPENSE, net	0.9	—	1.0	0.1

Income from continuing operations before income taxes	39.4	16.2	176.6	100.9
PROVISION FOR INCOME TAXES	11.6	6.3	59.5	39.1

Income from continuing operations	$27.8	$9.9	$117.1	$61.8
DISCONTINUED OPERATIONS:
Loss from discontinued operations	0.2	2.9	1.1	13.1
Income tax expense (benefit)	(0.1)	0.5	(0.2)	(2.4)

Loss from discontinued operations	0.1	3.4	0.9	10.7

Net income	$27.7	$6.5	$116.2	$51.1

EARNINGS PER SHARE — BASIC:
Income from continuing operations	$0.52	$0.18	$2.14	$1.11
Loss from discontinued operations	—	(0.06)	(0.01)	(0.19)

Net income	$0.52	$0.12	$2.13	$0.92

EARNINGS PER SHARE — DILUTED:
Income from continuing operations	$0.51	$0.17	$2.10	$1.09
Loss from discontinued operations	—	(0.06)	(0.02)	(0.19)

Net income	$0.51	$0.11	$2.08	$0.90

AVERAGE SHARES OUTSTANDING:
Basic	53.5	56.1	54.6	55.6
Diluted	54.6	57.3	55.8	56.6

CASH DIVIDENDS DECLARED PER SHARE	$0.15	$0.14	$0.60	$0.56

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT NET SALES AND PROFIT
(Unaudited, in millions)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Net Sales
Residential Heating & Cooling	$349.0	$320.7	$1,417.4	$1,293.5
Commercial Heating & Cooling	148.2	146.0	620.0	594.6
Service Experts	144.7	146.5	590.3	535.4
Refrigeration	139.1	143.3	550.9	512.7
Eliminations (A)	(19.0)	(23.0)	(82.2)	(88.7)

	$762.0	$733.5	$3,096.4	$2,847.5

Segment Profit (Loss) (B)
Residential Heating & Cooling	$33.6	$38.2	$132.3	$111.7
Commercial Heating & Cooling	13.1	10.9	69.3	49.3
Service Experts	5.1	7.1	19.3	16.6
Refrigeration	13.9	16.0	61.4	48.9
Corporate and other	(17.3)	(20.5)	(65.5)	(62.5)
Eliminations (A)	0.2	0.7	0.2	0.5

Subtotal that includes segment profit and eliminations	48.6	52.4	217.0	164.5
Reconciliation to income from continuing operations before income taxes:
Special product quality adjustment	(0.2)	18.3	(0.2)	18.3
Items in losses (gains) and other expenses, net that are excluded from segment profit (C)	4.2	(4.7)	11.2	(10.9)
Restructuring charges	0.6	14.1	15.6	41.5
Impairment of assets	—	6.4	—	6.4
Interest expense, net	3.7	2.1	12.8	8.2
Other expense, net	0.9	—	1.0	0.1

Income from continuing operations before income taxes	$39.4	$16.2	$176.6	$100.9

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	The Company defines segment profit and loss as a segment’s income or loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations:

Excluding:
•	Special product quality adjustment.

•	Items within Gains and/or losses and other expenses, net that are noted in (C).

•	Restructuring charges.

•	Goodwill and equity method investment impairments.

•	Interest expense, net.

•	Other expense, net.

(C)	Items in Gains and/or losses and other expenses, net that are excluded from segment profit are net change in unrealized gains and/or losses on open future contracts, discount fee on accounts sold, realized gains and/or losses on marketable securities, special legal contingency charge, and other items.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	As of December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$160.0	$124.3
Restricted cash	12.2	—
Accounts and notes receivable, net of allowances of $12.8 and $15.6 in 2010 and 2009, respectively	384.8	357.0
Inventories, net	286.2	250.2
Deferred income taxes	36.7	34.9
Other assets	67.0	67.5

Total current assets	946.9	833.9
PROPERTY, PLANT AND EQUIPMENT, net	324.3	329.6
GOODWILL	271.8	257.4
DEFERRED INCOME TAXES	87.2	74.6
OTHER ASSETS, net	61.8	48.4

TOTAL ASSETS	$1,692.0	$1,543.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$1.4	$2.2
Current maturities of long-term debt	0.6	35.5
Accounts payable	273.8	238.2
Accrued expenses	334.5	317.9
Income taxes payable	5.3	—

Total current liabilities	615.6	593.8
LONG-TERM DEBT	317.0	193.8
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	15.9	13.4
PENSIONS	88.1	66.7
OTHER LIABILITIES	65.7	71.8

Total liabilities	1,102.3	939.5
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 86,480,816 shares and 85,567,485 shares issued for 2010 and 2009, respectively	0.9	0.9
Additional paid-in capital	863.5	839.1
Retained earnings	642.2	558.6
Accumulated other comprehensive income (loss)	30.2	(0.8)
Treasury stock, at cost, 32,784,503 shares and 29,292,512 shares for 2010 and 2009, respectively	(947.1)	(793.4)

Total stockholders’ equity	589.7	604.4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,692.0	$1,543.9

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of Income From Continuing Operations to Adjusted Income From Continuing Operations

	For The Three Months		For The Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Income from continuing operations, a GAAP measure	$27.8	$9.9	$117.1	$61.8
Restructuring charges, after tax	(0.2)	10.9	10.0	30.0
Special legal contingency charge, after-tax (a)	0.3	—	4.2	—
Net change in unrealized gains on open future contracts, after tax (a)	(0.4)	(0.5)	(0.4)	(4.5)
Acquisition expenses, after-tax (a)	2.8	—	3.0	—
Loss (gain) on sale of entity, after-tax (a)	0.1	(3.0)	(0.1)	(3.0)
Impairment of assets, after-tax	—	4.3	—	4.3
Special product quality adjustment, after-tax (b)	—	11.3	—	11.3
Other items, net, after tax (a)	(0.2)	0.2	—	0.4

Adjusted income from continuing operations, a non-GAAP measure	$30.2	$33.1	$133.8	$100.3

Income per share from continuing operations — diluted, a GAAP measure	$0.51	$0.17	$2.10	$1.09
Restructuring charges	—	0.19	0.18	0.53
Special legal contingency charge (a)	0.01	—	0.08	—
Net change in unrealized gains on open future contracts (a)	(0.01)	(0.01)	(0.01)	(0.08)
Acquisition expenses (a)	0.05	—	0.05	—
Loss (gain) on sale of entity (a)	—	(0.05)	—	(0.05)
Impairment of assets	—	0.08	—	0.08
Special product quality adjustment (b)	—	0.20	—	0.20
Other items, net (a)	(0.01)	—	—	—

Adjusted earnings per share from continuing operations — diluted, a non-GAAP measure	$0.55	$0.58	$2.40	$1.77

(a)	Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations

(b)	Recorded in Cost of Goods Sold in the Consolidated Statements of Operations

	For The Three Months		For The Twelve Months
	Ended December 31,		Ended December 31,
Components of Losses (gains) and other expenses, net (pre-tax):	2010	2009	2010	2009
Realized (gains) losses on settled future contracts (a)	(0.3)	—	(1.5)	3.7
Special legal contingency charge (c)	0.5	—	6.8	—
Foreign currency exchange (gain) loss (a)	(0.1)	(0.2)	0.4	0.7
Loss (gain) on disposal of fixed assets (a)	0.1	0.5	0.1	(0.1)
Discount fee on accounts sold (b)	—	—	—	0.3
Realized gain on marketable securities (b)	—	—	—	(0.3)
Net change in unrealized gains on open futures contracts (c)	(0.6)	(0.7)	(0.6)	(7.1)
Acquisition expenses (c)	4.4	—	4.8	—
Loss (gain) on sale of entity (c)	0.1	(4.1)	(0.1)	(4.1)
Other items, net (c)	(0.2)	0.1	0.3	0.3

Losses (gains) and other expenses, net (pre-tax)	$3.9	$(4.4)	$10.2	$(6.6)

(a)	Included in segment profit and adjusted income from continuing operations

(b)	Included in adjusted income from continuing operations but excluded from segment profit

(c)	Excluded from segment profit and adjusted income from continuing operations

Reconciliation of Estimated Adjusted to GAAP Income per Share from Continuing Operations — Diluted

For the
Year Ended
December 31,
2011
ESTIMATED
Adjusted income per share from continuing operations — diluted	$2.80 – $3.10
Restructuring charges	(0.05)

GAAP income per share from continuing operations — diluted	$2.75 – $3.05

Free Cash Flow

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Net cash provided by operating activities	$142.2	$12.2	$185.8	$225.5
Purchase of property, plant and equipment	(15.8)	(24.9)	(45.8)	(58.8)

Free cash flow	$126.4	$(12.7)	$140.0	$166.7

Operational Working Capital

		December 31,		December 31,
		2010		2009
	December 31,	Trailing	December 31,	Trailing
	2010	12 Mo. Avg.	2009	12 Mo. Avg.
Accounts and Notes Receivable, Net	$384.8		$357.0
Allowance for Doubtful Accounts	12.8		15.6

Accounts and Notes Receivable, Gross	397.6	$408.4	372.6	$409.3

Inventories	286.2		250.2
Excess of Current Cost Over Last-in, First-out	70.8		71.7

Inventories as Adjusted	357.0	400.4	321.9	363.8

Accounts Payable	(273.8)	(281.5)	(238.2)	(254.0)

Operating Working Capital (a)	480.8	527.3	456.3	519.1

Net Sales, Trailing Twelve Months (b)	3,096.4	3,096.4	2,847.5	2,847.5

Operational Working Capital Ratio (a / b)	15.5%	17.0%	16.0%	18.2%

Note:	Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.

Debt to Earnings Before Interest, Taxes, Depreciation and Amortization Expense (“EBITDA”) Ratio

Trailing
Twelve
Months to
December 31,
2010
Earnings before interest and taxes (“EBIT”) (a)	$217.0
Depreciation and amortization expense (“DA”) (b)	53.5

EBITDA (EBIT excluding DA) (a + b)	$270.5

Total debt at December 31, 2010 (c)	$319.0

Total debt to EBITDA ratio ((c / (a + b))	1.2

Reconciliation of EBIT to income from continuing operations before income taxes:
EBIT per above (non-GAAP)	$217.0
Special product quality adjustment	(0.2)
Items in losses (gains) and other expenses, net that are excluded from segment profit	11.2
Restructuring charges	15.6
Other expenses, net	1.0
Interest expense, net	12.8

Income from continuing operations before income taxes (GAAP)	$176.6